                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC  20549

                                 FORM 8-K


                              CURRENT REPORT





                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                      Date of Report:  July 15, 1994









                    McCAW CELLULAR COMMUNICATIONS, INC.


A Delaware             Commission File          I.R.S. Employer
Corporation              No. 1-9854              No. 91-1379052






             5400 Carillon Point, Kirkland, Washington  98033

                      Telephone Number (206) 827-4500

Item 5.  Other Events.

     On July 15, 1994, McCaw Cellular Communications, Inc. (the "Company") and AT&T Corp. ("AT&T") entered into a stipulation with the Department of Justice that permits the proposed merger between the Company and AT&T to be consummated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and provides for the entry of a consent decree imposing certain conditions on the operations of the merged companies. It is expected that the decree will be entered by the United States District Court for the District of Columbia at a later date. A copy of the complaint, stipulation and decree is attached hereto as Exhibit 99(a).

     The closing of the merger remains subject to receipt of Federal Communications Commission approval and a waiver from the United States District Court for the District of Columbia as required by its April 5, 1994 Order in the case entitled United States v. Western Electric Co. Inc., et al., Civil Action No. 82-0192, declaring that AT&T's acquisition of the Company's interest in cellular properties controlled by a Bell Operating Company would violate Section I(D) of the Modification of Final Judgment (the "Decree"), United States v. American Telephone and Telegraph Co., 552 F. Supp. 131, 226-34 (D.D.C. 1982), aff'd sub nom,
Maryland v. United States, 460 U.S. 1001 (1983). AT&T has filed its request for such waiver and oral argument is scheduled for July 21. There can be no assurance as to whether, or when, the Court will grant any such waiver or modification.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements of businesses to be acquired.

               Not applicable.

     (b)  Pro Forma Financial Information.

               Not applicable.

     (c)  Exhibits.

          Exhibit
          Number         Description

          99(a)     Complaint, stipulation and decree, dated July
                    15, 1994

                                SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             McCAW CELLULAR COMMUNICATIONS, INC.


                             ANDREW A. QUARTNER
                             -------------------------------
                             Andrew A. Quartner
                             Senior Vice President-Law

Date:  July 18, 1994

                               EXHIBIT INDEX

    Exhibit
    Number

    99(a)     Complaint, stipulation and decree, dated July 15,
              1994